UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

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      Date of Report (Date of earliest event reported): June 25, 2009


                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                               001-31792               75-3108137
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(State or other                          (Commission          (I.R.S. Employer
jurisdiction of                          File Number)        Identification No.)
organization)

11825 North Pennsylvania Street
        Carmel, Indiana                                             46032
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(Address of principal executive offices)                          (Zip Code)

                                 (317) 817-6100
                            -------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                ----------------
                        (Former name or former address,
                          if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.  Other Events.

     On June 25, 2009, Conseco, Inc. ("Conseco" or the "Company") announced that it had reached an agreement under which two insurance companies in its Conseco Insurance Group unit will coinsure, with an effective date of January 1, 2009, about 104,000 non-core life insurance policies with Wilton Reassurance Company ("Wilton Re"), a Minnesota reinsurance company.

     In the transaction, Wilton Re will pay a ceding commission of approximately $57.5 million and 100% coinsure and administer these policies. The Conseco companies will transfer to Wilton Re approximately $409 million in cash and policy loans and $466 million of statutory policy and other reserves. The transaction, which is subject to the approval of insurance regulators in Illinois and Wisconsin, is expected to be completed in the third quarter of 2009.

     Most of the policies involved in the transaction were issued by companies that were later acquired by Conseco. Approximately 70% of the policies being coinsured are from Washington National Insurance Company; the remainder are from Conseco Insurance Company.

     As a result of the transaction, Conseco expects to record an increase to its deferred tax valuation allowance of approximately $18 million in the third quarter of 2009. Conseco also expects to record a deferred gain of approximately $25 million. In accordance with generally accepted accounting principles ("GAAP"), this gain will be recognized over the remaining life of the block. In the first quarter of 2009, the block being coinsured generated GAAP after-tax earnings before overhead of approximately $2.5 million. A copy of the Company's press release is attached hereto as Exhibit 99.1.



Item 9.01.  Financial Statements and Exhibits.

     (d) Exhibits

        99.1   Press release of Conseco, Inc. dated June 25, 2009.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           CONSECO, INC.

June 26, 2009
                                           By:  /s/ John R. Kline
                                                ------------------------
                                                John R. Kline
                                                  Senior Vice President and
                                                  Chief Accounting Officer